As filed with the Securities and Exchange Commission on November 21, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPTIKA INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4154552
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7450 Campus Drive, Suite 200

Colorado Springs, Colorado 80920

(719) 548-9800

(Address of principal executive offices)(Zip code)

2003 Equity Incentive Plan

2000 Employee Stock Purchase Plan

(Full title of the plans)

Mark K. Ruport

President and Chief Executive Officer

OPTIKA INC.

7450 Campus Drive, Suite 200

Colorado Springs, Colorado 80920

(Name and address of agent for service)

(719) 548-9800

(Telephone number, including area code, of agent for service)

Copies to:

Brian V. Caid, Esq.

Morrison & Foerster LLP

370 17th Street, Suite 5200

Denver, Colorado 80202

(303) 592-1500

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee

Common Stock, par value $0.001 per share, issuable pursuant to:

2003 Equity Incentive Plan

Issuable Upon Exercise of Outstanding Options	266,000	$2.16	(3)	$574,560	(3)	$46.48	(3)

Reserved for Future Grants	1,734,000	$4.075	(4)	$7,066,050	(4)	$571.65	(4)

2000 Employee Stock Purchase Plan	300,000	$4.075	(4)	$1,222,500	(4)	$98.90	(4)

Total	2,300,000			$8,863,110		$717.03

(1)	This Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under the 2003 Equity Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock. Each share of common stock being registered pursuant to this Registration Statement includes a right to purchase one one-hundredth of a share of Series B Preferred Stock pursuant to an Amended and Restated Rights Agreement between the Registrant and Computershare Trust Company, Inc., as Rights Agent.

(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee.

(3)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options granted under the 2003 Equity Incentive Plan.

(4)	Computed in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933. Such computation is based on the average of the high and low prices as reported on the Nasdaq Small Cap Market on November 17, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities and Exchange Commission (“Commission”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, all of which were previously filed by the Registrant (File No. 0-28672) with the Commission pursuant to the Securities Exchange Act of 1934 (“Exchange Act”), are hereby incorporated by reference:

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 26, 2003.

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 13, 2003.

(3) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 13, 2003.

(4) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the Commission on November 14, 2003.

(5) The Registrant’s Current Report on Form 8-K dated May 29, 2003, filed with the Commission on May 29, 2003.

(6) The description of the Registrant’s Common Stock as set forth in the Registration Statement on Form 8-A filed with the Commission on July 19, 1996, including any amendments or reports filed with the Commission for the purpose of updating such description.

(7) The description of the Registrant’s Series B Preferred Stock Purchase Rights as set forth in the Registration Statement on Form 8-A filed with the Commission on July 18, 2001, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Registrant’s Second Amended and Restated Certificate of Incorporation authorizes the Registrant to indemnify its officers, directors and other agents by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. The Registrant’s Bylaws generally provide that the Registrant shall indemnify its directors to the fullest extent permitted by Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its executive officers and directors which may, in some cases, be broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to Section 145(g) of the DGCL the Registrant maintains insurance on behalf of the directors and officers serving at the request of the Registrant.

The above discussion of the applicable provisions of Delaware law and the Registrant’s Second Amended and Restated Certificate of Incorporation, Bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by the applicable provisions of Delaware law, Second Amended and Restated Certificate of Incorporation, Bylaws and indemnification agreements referred to above.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

The following exhibits are included in this Registration Statement:

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (1)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of KPMG LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page hereto)

(1) Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-04309).

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) or the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on November 20, 2003.

OPTIKA INC.

By:	/s/ Steven M. Johnson

Steven M. Johnson Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark K. Ruport and Steven M. Johnson, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Mark K. Ruport Mark K. Ruport	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ Steven M. Johnson Steven M. Johnson	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 20, 2003

/s/ Alan B. Menkes Alan B. Menkes	Director	November 20, 2003

/s/ James T. Rothe James T. Rothe	Director	November 20, 2003

/s/ Edwin C. Winder Edwin C. Winder	Director	November 20, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (1).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1) Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-04309).